EXHIBIT 4.8

RIGHTS CERTIFICATE NO.	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN
THE COMPANY'S PROSPECTUS DATED JANUARY __, 2016 (THE "PROSPECTUS") AND ARE
INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE
UPON REQUEST FROM TRANSFER ONLINE, INC., THE INFORMATION AGENT.

S&W Seed Company
Incorporated under the laws of the State of Nevada

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of S&W Seed Company

Subscription Price: $4.15 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK
CITY TIME, ON FEBRUARY __, 2016, UNLESS EXTENDED BY THE COMPANY
REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, par value $0.001 per share, of S&W Seed Company, a Nevada corporation, at a subscription price of $4.15 per share (the "Basic Subscription Privilege"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of S&W Seed Company Subscription Rights Certificate.

If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege, together with any shares of Common Stock that are not purchased by certain security holders in a separate transaction to be conducted immediately following the expiration of the rights subscription period (the "Unsubscribed Shares"), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Unsubscribed Shares pursuant to the terms of the Rights Offering, subject to proration, as described in the Prospectus (the "Over-Subscription Privilege"). The rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the "Instructions as to Use of S&W Seed Company Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of S&W Seed Company and the signatures of its duly authorized officers.

Dated:
/s/ Mark S. Grewal President and Chief Executive Officer

/s/ Matthew K. Szot
Executive Vice President of Finance and Administration and
Chief Financial Officer

COUNTERSIGNED AND REGISTERED:
TRANSFER ONLINE, INC.

(Portland, Oregon)
TRANSFER AGENT AND REGISTRAR

By: /s/ Lori Livingston

AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by mail, hand or overnight courier:

Transfer Online, Inc.
512 SE Salmon Street
Portland, OR 97214
Attn: Reorganizaion Department

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1 EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) below and sign under Form 3 and, if applicable, complete Form 4. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Privilege or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Privilege or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

METHOD OF PAYMENT (CHECK ONE)

☐ (PREFERRED PAYMENT METHOD) Wire transfer of immediately available funds directly to the account maintained by Transfer Online, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at ___________ Bank, ABA # __________, Account No. __________, Transfer Online, Inc. FBO S&W Seed Company, with reference to the rights holders name.

☐ Check or bank draft payable to "Transfer Online, Inc. (acting as subscription agent for S&W Seed Company. (NOTE THAT FUNDS MUST CLEAR PRIOR TO THE 5:00 P.M. NEW YORK CITY TIME ON EXPIRATION DATE.)

I apply for ________ x   $4.15       $_________
       (no. of shares)        (subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares pursuant to your Over-Subscription Privilege:

I apply for ________ x   $4.15       $_________
       (no. of shares)        (subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed:
$__________

FORM 2 DELIVERY TO DIFFERENT ADDRESS

Unless specifically requested, shares of Common Stock will be issued in book entry form. If you wish for the Common Stock underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

_________________________________________

_________________________________________

_________________________________________

FORM 3 SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering, and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights.

Signature(s):	____________________________________________________________________________________________________
____________________________________________________________________________________________________
____________________________________________________________________________________________________
(Print Name of Signatory and Capacity in which Signed if an Entity)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4 SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:	_____________________________________________________________________________________
(Name of Bank or Firm)
By:	____________________________________________________________________________________________________
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17A(d)-15.

FOR INSTRUCTIONS ON THE USE OF S&W SEED COMPANY SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT TRANSFER ONLINE, INC., THE INFORMATION AGENT, AT (877) 901-6475.